UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 26, 2009 (February 25, 2009)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 26, 2009, Barnes & Noble, Inc. (the “Company”) announced that it has sold its majority interest in Calendar Club to the company and its chief executive officer for $7 million, which is comprised of $1 million in cash and $6 million in notes. As a result of this transaction, the Company will incur a non-cash after-tax charge of approximately $9.7 million, or $0.17 per share, related to its investment in Calendar Club in the fourth quarter of 2008. In 2008, Calendar Club contributed $113.5 million in revenues to the Company, while its earnings per share contribution was de minimis.

On February 26, 2009, the Company issued a press release announcing the completion of the Calendar Club transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Barnes & Noble, Inc. on February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: February 26, 2009

EXHIBIT INDEX

Exhibit	Description
---------	--------------

99.1	Press release issued by Barnes & Noble, Inc. on February 26, 2009.